US GLOBAL NANOSPACE, INC.

                                December 8, 2005

Via Email
John Robinson

      Re:   Consideration for Continuing Loan Guaranty

Dear John:

      This letter confirms our agreement to provide you with certain consideration for your continuing guaranty of our revolving line of credit with Western Security Bank (the "Loan"). Specifically, US Global Nanospace, Inc. agrees to issue to you, on a monthly basis for thirty consecutive calendar months from the date of this letter, with the first issuance to occur as of the date hereof, $5,831.77 payable in restricted common stock of the Corporation (the "Monthly Issuance"). The shares of common stock issued to you pursuant to this letter shall be valued at the closing price of the common stock on the last trading day of the calendar month for which the shares are being issued. For example, if the shares are due on December 16 for the calendar month from November 15-December 15, the shares shall be valued at the closing price on December 15. The Monthly Issuance amount shall not change until or unless the Company pre-pays any outstanding Loan amount, in which case our Board of Directors shall have the right to adjust downward the Monthly Issuance in accordance with the methodology set forth in the Management Compensation Analysis, dated November 10, 2005, prepared by Gemini Partners, Inc. In the event you and our Board of Directors disagree as to the proposed adjusted Monthly Amount, you and our Board of Directors shall mutually appoint an independent advisory firm, at the Company's sole expense, to make a final and binding determination of the adjusted Monthly Amount. We will follow the procedure set forth in this letter each time we pre-pay the Loan.

      If the foregoing correctly states our agreement on this matter, please countersign below where indicated and return your signature to the undersigned. Thank you.

                                  Kind Regards,

                                  US Global Nanospace, Inc.


                                  By:/s/ Carl Gruenler
                                     ---------------------------
                                         Carl Gruenler, CEO

ACKNOWLEDGED AND AGREED:


By:
   ----------------------------------
      John Robinson, an individual